Exhibit 99.1

NEWS RELEASE

HECLA REPORTS 10.4 MILLION OUNCES OF SILVER AND

262,103 OUNCES OF GOLD PRODUCTION IN 2018

FOR IMMEDIATE RELEASE

January 15, 2019

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced preliminary silver and gold production results1 for the fourth quarter and full year 2018.

2018 HIGHLIGHTS

●	Silver production of 10.4 million ounces, and a company-record gold production of 262,103 ounces.

●	Silver equivalent production of 43.6 million ounces and gold equivalent production of 540,174 ounces.[2]

●	Lead production of 20,091 tons; zinc production of 56,023 tons.

●	Cash, cash equivalents and short-term investments of approximately $27 million at December 31, 2018, and the revolving line of credit was undrawn.

“The economic engine and two largest mines of the Company, Greens Creek and Casa Berardi, continue to perform strongly and generate significant cash flow,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “Their performance is a direct result of our investments which have enabled record-setting throughput. San Sebastian’s lower production is as planned, and the mining of the sulfide bulk sample has begun. We continue to focus on increasing the development rate in Nevada rather than production, with the goal of setting Fire Creek up for more consistent and higher production in the future.”

Greens Creek

At the Greens Creek mine in 2018, 8.0 million ounces of silver and 51,493 ounces of gold were produced. For the fourth quarter, 2.2 million ounces of silver and 13,097 ounces of gold were produced. Lower silver production, when compared to 2017, was due to the expected lower grades but the silver production was still on the high end of the Company’s estimates. The mill operated at an average of 2,316 tons per day (tpd) in 2018, a record for the mine.

(1)	See cautionary statement regarding preliminary statements at the end of this release.
(2)	Silver and gold equivalent calculation based on average actual prices for each metal in the year as follows: $15.71 for Ag, $1,269 for Au, $1.02 for Pb, and $1.33 for Zn.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Casa Berardi

At the Casa Berardi mine in 2018, 162,743 ounces of gold were produced, including 32,096 ounces from the East Mine Crown Pillar pit. For the fourth quarter, 35,864 ounces of gold were produced including 4,848 ounces from the East Mine Crown Pillar pit. The mine produced as expected, with an increase of 6,090 ounces compared to 2017. The mill operated at a record of 3,791 tpd in 2018 compared to 3,551 tpd in 2017 and about 1,800 tpd more than at acquisition.

San Sebastian

At the San Sebastian mine in 2018, 2.0 million ounces of silver and 14,979 ounces of gold were produced. For the fourth quarter, 443,302 ounces of silver and 2,928 ounces of gold were produced. The mill operated at an average of 429 tpd in 2018.

Nevada Operations

At the newly-acquired Nevada operations, 32,888 ounces of gold and 172,301 ounces of silver were produced since the acquisition on July 20 as the Company focused on reorganizing the assets and increasing the rate of development, rather than focusing on production. For the fourth quarter, 19,099 ounces of gold and 88,156 ounces of silver were produced. During that period, ore was processed at an average of 710 tpd.

Lucky Friday

At the Lucky Friday mine, 169,040 ounces and 13,026 ounces of silver were produced for the year and the fourth quarter, respectively. Production in each timeframe is lower as compared to 2017 due to the ongoing strike by unionized employees. Limited production and capital improvements, performed by salaried staff, and limited shipments of concentrate occurred in the fourth quarter.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

PRODUCTION SUMMARY

	Fourth Quarter Ended			Twelve Months Ended
	December 31, 2018	December 31, 2017		December 31, 2018	December 31, 2017
PRODUCTION			Increase/ (Decrease)			Increase/ (Decrease)

Silver (oz)	2,715,385	2,984,786	(9)%	10,369,502	12,484,843	(17)%

Gold (oz)	70,988	60,964	16%	262,103	232,685	13%

Lead (tons)[1]	4,703	4,308	9%	20,091	22,734	(12)%

Zinc (tons)	13,711	12,108	13%	56,023	55,109	2%

Greens Creek – Silver (oz)	2,163,563	2,146,223	1%	7,953,003	8,351,883	(5)%

Greens Creek – Gold (oz)	13,097	11,565	13%	51,493	50,855	1%

Lucky Friday – Silver (oz) [1]	13,026	69,578	(81)%	169,040	838,657	(80)%

San Sebastian – Silver (oz)	443,302	759,100	(42)%	2,037,072	3,257,738	(37)%

San Sebastian – Gold (oz)	2,928	5,955	(51)%	14,979	25,177	(41)%

Casa Berardi – Gold (oz) [2]	35,864	43,444	(17)%	162,743	156,653	4%

Nevada Operations – Silver (oz)[3]	88,156	- -	N/A	172,301	- -	N/A

Nevada Operations – Gold (oz)[3]	19,099	- -	N/A	32,888	- -	N/A

(1)	Union workers at Lucky Friday have been on strike since March 13, 2017. Limited production being carried out by salaried staff.
(2)

Casa Berardi also produced 7,338 ounces of silver in the fourth quarter 2018 and 37,087 ounces of silver in 2018. It also produced 9,885 ounces of silver for fourth quarter 2017 and 36,565 ounces of silver for 2017.

(3)	The Nevada operations were acquired on July 20, 2018.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with operating mines in Quebec, Canada and Nevada. The Company also has exploration and pre-development properties in eight world-class silver and gold mining districts in the U.S., Canada, and Mexico.

Cautionary Statements Regarding Preliminary Results

All measures of the Company's fourth quarter and year-end 2018 operating and financial results contained in this news release, including cash, cash equivalents and short-term investments, are preliminary and reflect the Company’s expected results as of the date of this news release. Actual reported fourth quarter and year-end 2018 results are subject to management's final review as well as review by the Company's independent registered public accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of silver production for the fourth quarter and year-end 2018 on a consolidated basis and at each of the Greens Creek, Lucky Friday and San Sebastian mines, and fourth quarter and year-end 2018 gold production at Casa Berardi and Nevada operations, as well as year-end cash position. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Mike Westerlund

Vice President – Investor Relations

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

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